MORGAN STANLEY DEAN WITTER VA3
FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
ISSUED BY: ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
PO Box 94038, Palatine, IL 60094-4038 Telephone: 1-800-256-9392
Overnight Address:  3100 Sanders Rd., M4A, Northbrook, IL 60062

OWNER(S)
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Name _______________________ // M  // F  Birthdate ___/__/____
Address______________________________________ Soc. Sec. No. ____-____-____
                   City    State    Zip
Name _______________________ // M  // F  Birthdate ___/__/____
Address______________________________________ Soc. Sec. No. ____-____-____
                   City    State    Zip
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ANNUITANT
Leave blank if Annuitant is the same as sole Owner; otherwise complete.

Name _______________________ // M  // F  Birthdate ___/__/____
Address______________________________________ Soc. Sec. No. ____-____-____
                   City    State    Zip
Relationship to Owner ______________________________
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BENEFICIARY(IES)

Name ___________________________ Relationship to Owner ___________________
Name ___________________________ Relationship to Owner ___________________
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PURCHASE PAYMENT/      Total Purchase Payment  $ _______
PLAN OPTIONS
PORTFOLIO SELECTION                     MSAM FUNDS
AIM Variable Insurance Funds            //Equity Growth                   ____%
//Aggressive Growth          ___%       //International Magnum            ____%
//Blue Chip                  ___%       //Emerging Markets Equity         ____%
//Capital Appreciation       ___%       //U.S. Real Estate                ____%
//Growth                     ___%       //Mid-Cap Value                   ____%
//Value                      ___%       Putnam Variable Trust
Alliance Variable Produce Series Funds  //Growth & Income                 ____%
//Growth                     ___%       //International Growth            ____%
//Growth & Income            ___%       //International New Opportunities ____%
//Premium Growth             ___%       //New Opportunities               ____%
MSDW Variable Investment Series         //OTC & Emerging Growth           ____%
//Money Market               ___%       //Voyager                         ____%
//Quality Income Plus        ___%       Van Kampen Life Investment Trust
//High Yield                 ___%       //Emerging Growth                 ____%
//Utilities                  ___%       Fixed Account
//Income Builder             ___%       //DCA Fixed Account               ____%
//Dividend Growth            ___%       // ___________                    ____%
//Capital Growth             ___%       // ___________                    ____%
//Global Div. Growth         ___%                                Total    100%
//European Growth            ___%       Plan Options (Choose one.  If none is
//Equity                     ___%       selected, base policy will apply):
//S&P 500 Index              ___%       //Performance Death Benefit Option
//Competitive Edge           ___%       (Highest Anniversary Value)s
//Strategist                 ___%
//Aggressive Equity          ___%
//Short-Term Bond            ___%
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REPLACEMENT
INFORMATION

Will this annuity replace or change any existing annuity or life insurance? // Yes // No (If Yes, complete the following.)

Company ________________________ Policy No. ________________________
Cost basis amount ______________ Policy Date _______________________
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TAX QUALIFIED PLAN

// Yes  // No (If Yes, complete the following.)
// Traditional IRA            // Roth IRA        // SEP     // Other ______
// Rollover                   // 401(a) (pension)
// Transfer                   // 403(b) (TSA)
// Contribution $ _______ Contribution Year ____________
                                    (attach Form 5305 for SEP)
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SPECIAL INSTRUCTIONS
____________________________________________________________________________
____________________________________________________________________________
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SIGNATURE(S)
(contract applications and certificate enrollments are referred to as applications.)

A copy of this application signed by the Financial Advisor will be the receipt for the first purchase payment. If Allstate Life Insurance Company of New York ("Allstate Life") declines this application, Allstate Life will have not liability except to return the first purchase payment.

     I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity issued by Allstate Life. By accepting the annuity issued, I agree to any additions or corrections to this application. Allstate Life will obtain written agreement from me for any change in the benefits, type of plan, or birthdates.

I understand that annuity values and income payments based on the investment experience of a separate account are variable and not guaranteed as to dollar amount. I acknowledge receipt of the current prospectus for the Flexible Premium Deferred Variable Annuity.

Signed at ________________________________________  Date ___/___/___
                         City        State
Owner(s) ___________________________________________________________
Annuitant __________________________________________________________
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REPRESENTATIVE
USE ONLY

Will the annuity applied for replace or change any existing annuity or life
insurance?     // Yes  // No

Rep Name (Please print) ________________________ Phone No. (  ) ___-____
Rep Signature __________________________________ Branch/Rep No. ____________
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